SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
VISUAL NETWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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VISUAL NETWORKS, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held December 2, 2005
To the Stockholders of Visual Networks, Inc.
     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Visual Networks, Inc., a Delaware corporation (the “Company”), will be held at the offices of DLA Piper Rudnick Gray Cary US LLP, 1200 19th Street, N.W., Washington, D.C. 20036 on December 2, 2005 at 10:00 a.m., local time, for the following purposes:
     1. To approve the issuance of shares of the Company’s common stock upon the conversion of the Company’s 5% Senior Secured Convertible Notes due December 31, 2007.
     2. To consider and vote upon a proposal to grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies.
     3. To act upon any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof.
     The Board of Directors of the Company has fixed the close of business on October 20, 2005 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Special meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s offices during business hours for a period of 10 days prior to the Special Meeting.
     Your attention is directed to the attached Proxy Statement.
By Order of the Board of Directors,
/s/ Donald E. Clarke
Donald E. Clarke
Secretary
Rockville, Maryland
October       , 2005
EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE SPECIAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

VISUAL NETWORKS, INC.
2092 Gaither Road
Rockville, Maryland 20850
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
     This Proxy Statement is being furnished to stockholders of Visual Networks, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at a special meeting of stockholders (the “Special Meeting”) to be held at the offices of DLA Piper Rudnick Gray Cary US LLP, 1200 19th Street, N.W., Washington, D.C. 20036 on December 2, 2005 at 10:00 a.m., local time, and at any adjournment or postponement thereof.
Solicitation
     The solicitation is being made primarily by the use of the mails, but directors, officers and employees of the Company may also engage in the solicitation of proxies by telephone. The Company has retained the services of The Altman Group to assist in soliciting proxies. The Altman Group will solicit proxies by personal interview, telephone, facsimile and mail. It is anticipated that the fee for those services will not exceed $20,000 plus reimbursement for out-of-pocket expenses. The cost of soliciting proxies will be borne by the Company. Other than the compensation of The Altman Group, no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.
     This proxy statement and the accompanying solicitation materials are being sent to stockholders on or about October                 , 2005.
Revocation of Proxies
     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of October 20, 2005 in order to vote personally at the Special Meeting.

Quorum and Voting Requirements
     The close of business on October 20, 2005 has been fixed by the Board of Directors of the Company as the record date (the “Record Date”) for determining the stockholders of the Company entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 34,676,341 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding, all of which are entitled to vote on the matter to be presented at the Special Meeting. The presence at the Special Meeting, in person or by a proxy relating to any matter to be acted upon at the meeting, of a majority of such shares, or 17,338,171 shares, is necessary to constitute a quorum for the Special Meeting. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Special Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve the issuance of the shares upon the conversion of the shares at the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.
     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on the matter in question if the brokers had received instructions from their customers, and as to which the brokers have notified the Company on a proxy form in accordance with industry practice or have otherwise advised the Company that they lack voting authority.
     The affirmative vote of a majority of the shares cast on the matter is required to approve the issuance of the Shares upon the conversion of the Notes and the proposal to grant discretionary authority to proxy holders to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies. Abstentions and “broker non-votes” with respect to both proposals will not count as votes cast with respect to either proposal.
     All outstanding shares of the Company’s Common Stock represented by valid and unrevoked proxies received in time for the Special Meeting will be voted. A stockholder may, with respect to each proposal (1) vote “FOR” the proposal, (2) vote “AGAINST” the proposal, or (3) “ABSTAIN” from voting on the proposal. Shares will be voted as instructed in the accompanying proxy on the matters that are being submitted to stockholders.
     The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to adjourn or postpone the Special Meeting and to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Special Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING
PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF SHARES UPON THE CONVERSION
OF THE NOTES
The Offering

     On August 8, 2005, the Company sold an aggregate of $10 million of its 5% Senior Secured Convertible Notes due December 31, 2007 (the “Notes”) to Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. (collectively, the “Investors”) pursuant to a purchase agreement (the “Purchase Agreement”). The purchase agreement provided for the issuance and sale of the Notes and requires that the Company take all action necessary to call a meeting of its stockholders no later than November 11, 2005 to obtain stockholder approval of the issuance of the shares of the Company's Common Stock issuable upon conversion of the Notes (“Stockholder Approval”). However, the Investors have waived the Company’s obligation to call a meeting of its stockholders by November 11, 2005. The failure by the Company to obtain Stockholder Approval by December 6, 2005 constitutes an event of default under the Notes. Proceeds from the Notes allow the Company to repay $6 million of more expensive indebtedness (the $4 million Senior Secured SVB Loan and the $2 million balance of Convertible Notes due March 26, 2006) as well as provide additional capital of $4 million to the Company.
Convertible Notes
     The Notes are due December 31, 2007 and bear interest at an annual rate of 5% payable semi-annually in cash. The Notes are secured by a first priority lien on all of the Company’s assets. The Notes may be converted initially into 6,896,552 shares of the Company’s Common Stock at the option of the holders at a price of $1.45 per share, subject to certain adjustments. The conversion price of the Notes will adjust in certain circumstances, including, among other things, if the Company issues additional shares of its Common Stock or other instruments convertible into its Common Stock at a price that is less than the then effective conversion price of the Notes. The Company can require conversion of the Notes into shares of its Common Stock if the closing bid price of its Common Stock equals or exceeds $3.75 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Company’s Common Stock occurring after August 5, 2005) for a period of 20 consecutive days after August 8, 2006; provided, however, that the Company can require conversion of not more than 20% of the initial amount of outstanding Notes in any three-month period. The Company may be required to redeem the Notes upon a specified change of control. So long as Special Situations Fund III, L.P. (“SSF”) and/or one or more of its affiliates own Notes, SSF will have the right to designate one person for election to the Company’s board of directors. SSF has not yet exercised its right to designate a director. The Company has registration obligations to register by November 7, 2005 and maintain the effective registration of the sale of the Company’s Common Stock issuable upon conversion of the Notes.
Effects of Adjustments in Conversion Price of Notes
     If the Company sells additional equity at a price per share less than $1.45, the conversion price of the Notes will be adjusted downward based on a weighted average anti-dilution formula. This could enable the holders of the Notes to convert their Notes into a greater amount of shares of the Company’s Common Stock, resulting in further substantial dilution to the Company’s other holders of Common Stock. In addition, to the extent the holders of the Notes convert their Notes and then sell their Common Stock, the Company’s Common Stock price may decrease due to the additional amount of shares of Common Stock available in the market. The subsequent sales of these shares could encourage short sales by the Company’s stockholders and others which would place further downward pressure on the Company’s Common Stock price.
Restrictions on Notes
     The Notes are not convertible until the Company’s stockholders have approved the issuance of the shares of the Company’s Common Stock issuable upon conversion of the Notes.
Stockholder Approval Required by Nasdaq
     Nasdaq Marketplace Rule 4350(i)(1)(B) requires stockholder approval of an issuance or potential issuance of securities that will result in a change of control of the issuer. Currently, Nasdaq takes the position that a “change of control” occurs where, after giving effect to the issuance, a person or group will own more than 20% of the issuer’s outstanding common stock after giving effect to the issuance if there is no other stockholder holding a greater percentage of the common stock. Nasdaq Market Place Rule 4350(i)(1)(D) requires stockholder approval of a transaction, other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock), if the number of shares of common stock to be issued is or may be equal to 20% or more of the issuer’s outstanding common stock, or 20% or more of the voting power, outstanding before the issuance of such shares for less than the greater of book or market value of the stock. The Company refers to these rules in this proxy statement as the “Nasdaq Marketplace Rules.”
     It is possible that, as a result of either open market purchases or the operation of the anti-dilution provisions contained in the Notes, the Investors could hold 20% or more of the Company’s total outstanding Common Stock if an Investor converted a sufficient amount of the Notes into shares of Common Stock. It is also possible that, as a result of the operation of the anti-dilution provisions contained in the Notes, the conversion of the Notes could result in the issuance of more than 20% of the pre-issuance common stock at a price per share less than the greater of book or market value of the Company’s stock at the time the Investors agreed to purchase the Notes. As a result, the Company and the Investors agreed that the Company would seek approval of its stockholders for the issuance of the shares upon conversion of the Notes and that the Notes would not be convertible until the stockholders approve such issuance. Pursuant to its agreement with the Investors, the Company is seeking stockholder approval of the issuance of the shares upon conversion of the Notes under the Nasdaq Marketplace Rules.

Effects of Failure to Approve the Issuance of Shares Upon the Conversion of the Notes
     The Notes provide that it is an event of default thereunder if the Company fails to obtain the Stockholder Approval on or prior to December 6, 2005. If an event of default occurs and is continuing under the Notes, the Investors have the right to, among other things, declare all amounts under the Notes to be immediately due and payable and to realize on their collateral interest in our assets. If the Investors demand repayment of the Notes, it is unlikely that the Company would be able to repay the Notes when due and, if the Company cannot obtain alternative financing or implement an alternative solution to address its cash flow needs, the Company may have to seek protection under federal bankruptcy laws. No assurance can be given that the Company would be able to find alternative financing on a timely basis on terms acceptable to the Company or at all.

     The terms of the Notes are complex. The summary of the Notes is qualified by reference to the actual form of Note which is attached as Annex A to this proxy statement. Stockholders are urged to refer to such annex.
Pro forma Financial Information
     The financial statements set forth below show the receipt by the Company of the net proceeds from the issuance and sale of the Notes and application of the proceeds therefrom.

	June 30,			June 30,
	2005			2005
	(As	Proforma
	reported)	Adjustments		(Proforma)
Assets
Assets
Current assets:
Cash and cash equivalents	$4,294	$4,000	(1)	$8,294
Accounts receivable, net of allowance of $409	9,098	—		9,098
Inventory, net	3,331	—		3,331
Other current assets	1,017	(34	)(3)	983

Total current assets	17,740	3,966		21,706
Property and equipment, net	1,583	—		1,583

Total assets	$19,323	$3,966		$23,289

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$7,022	$—		$7,022
Deferred revenue	2,340	—		2,340
Short-term debt	4,000	(4,000	)(1)	—
Convertible debentures, net of unamortized debt discount of $112	1,888	(1,888	)(1)	—

Total current liabilities	15,250	(5,888)		9,362

Derivative Liability	—	1,931	(2)	1,931
Long-term debt, net of unamortized debt discount of $1,931	—	8,069	(2)	8,069

Total long-term liabilities	—	10,000		10,000

Total liabilities	15,250	4,112		19,362

Stockholders’ equity:
Common stock, $.01 par value; 200,000,000 shares authorized, 34,655,691 shares issued and outstanding	346	—		346
Additional paid-in capital .	478,685	—		478,685
Warrants .	2,087	—		2,087
Deferred compensation .	(77)	—		(77)
Accumulated deficit .	(476,968)	(146	)(3)	(477,114)

Total stockholders’ equity	4,073	(146)		3,927

Total liabilities and stockholders’ equity	$19,323	$3,966		$23,289

(1)	Cash collected from the Notes of $10 million and the repayment of $2 million of previously outstanding indebtedness and the repayment of $4 million of the Silicon Valley Bank line of credit.
(2)	Derivative liability measured in accordance with EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”
(3)	Loss on early extinguishment of debt associated with the early repayment of $2 million of previously outstanding indebtedness consisting of accelerated amortization of debt discount of $112,000 and debt issuance costs of $34,000.

		For the
		Six Months Ended
		June 30 2005,
	As Reported	Proforma Adjustments		Proforma
Revenue:
Hardware	$8,498	$—		$8,498
Software	8,542	—		8,542
Support and services	3,962	—		3,962

Total revenue	21,002	—		21,002

Cost of revenue:
Product	6,065	—		6,065
Support and services	409	—		409

Total cost of revenue	6,474	—		6,474

Gross profit	14,528	—		14,528

Operating expenses:
Research and development	4,745	—		4,745
Sales and marketing	7,965	—		7,965
General and administrative	3,900	—		3,900
Restructuring	716	—		716

Total operating expenses	17,326	—		17,326

Income (loss) from operations	(2,798)	—		(2,798)
Other expense	(547)	(543	)(1)	(1,090)
Interest income	101	—		101
Interest expense	(620)	(33	)(2)	(653)

Net loss	$(3,864)	$(576)		$(4,440)

Basic and diluted earnings (loss) per share	$(0.11)	$(0.02)		$(0.13)

Basic and diluted weighted-average shares outstanding	34,425			34,425

(1)	Loss on early extinguishment of debt associated with the early repayment of $2 million of previously outstanding indebtedness consisting of accelerated amortization of debt discount of $837,000 and debt issuance costs of $253,000.
(2)	Additional interest expense associated with the Notes.

		For the
		Twelve Months Ended
		December 31, 2004
	As reported	Proforma Adjustments		Proforma
Revenue:
Hardware	$33,495	$—		$33,495
Software	10,308	—		10,308
Support and services	8,839	—		8,839

Total revenue	52,642	—		52,642

Cost of revenue:
Product	14,782	—		14,782
Support and services	1,098	—		1,098

Total cost of revenue	15,880	—		15,880

Gross profit	36,762	—		36,762

Operating expenses:
Research and development	10,145	—		10,145
Sales and marketing	15,778	—		15,778
General and administrative	9,288	—		9,288
Restructuring	—	—		—

Total operating expenses	35,211	—		35,211

Income (loss) from operations	1,551	—		1,551
Other expense	(262)	(2,026	)(1)	(2,288)
Interest income	146	—		146
Interest expense	(1,420)	114	(2)	(1,306)

Net loss	$15	$(1,912)		$(1,897)

Basic earnings (loss) per share	$0.00	$(0.06)		$(0.06)

Diluted earnings (loss) per share	$0.00	$(0.06)		$(0.06)

Basic weighted-average shares outstanding	33,257			33,257

Diluted weighted-average shares outstanding	35,755	(2,498)		33,257

(1)	Loss on early extinguishment of debt associated with the early repayment of previously outstanding indebtedness consisting of accelerated amortization of debt discount of $1,756,000 and debt issuance costs of $532,000.
(2)	Reduced interest expense associated with the Notes.

Board Recommendation
     The Board of Directors unanimously recommends that stockholders vote “FOR” approving the issuance of the shares upon conversion of the Notes.

     If such approval is not obtained by December 6, 2005, the Company will be in default under the Notes. If an event of default occurs and is continuing under the Notes, the Investors have the right to, among other things, declare all amounts under the Notes to be immediately due and payable and to realize on their collateral interest in our assets. If the Investors demand repayment of the Notes, it is unlikely that the Company would be able to repay the Notes when due and, if the Company cannot obtain alternative financing or implement an alternative solution to address its cash flow needs, the Company may have to seek protection under federal bankruptcy laws.
The Board of Directors recommends voting “FOR” approval of the issuance of the shares.
PROPOSAL NO. 2: PROPOSAL TO GRANT AUTHORITY TO ADJOURN THE SPECIAL MEETING
The Adjournment Proposal
     If, at the Special Meeting, the number of shares of the Company’s Common Stock present or represented and voting in favor of the approval of the issuance of the shares is insufficient to adopt that proposal under applicable law, Lawrence S. Barker and Donald E. Clarke, the Company’s President and Chief Executive Officer and Executive Vice President, Chief Financial Officer and Secretary, respectively, and each of them individually, the proxy holders, intend to move to adjourn the Special Meeting in order to enable the Company’s Board of Directors to solicit additional proxies in respect of the approval of the issuance of the shares. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal, and not the proposal regarding the issuance of the shares.
     In this proposal, the Company is asking its stockholders to authorize the holder of any proxy solicited by the Company’s Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the issuance of the shares to defeat that proposal, the Company could adjourn the Special Meeting without a vote on the issuance of the shares and seek to convince the holders of those shares to change their votes to votes in favor of the issuance of the shares.
Board Recommendation
     The Board of Directors believes that if the number of shares of the Company’s Common Stock present or represented at the Special Meeting and voting in favor of the issuance of the shares is insufficient to approve that proposal, it is in the best interests of the Company’s stockholders to enable the Company’s Board of Directors to continue to seek to obtain a sufficient number of additional votes in favor of the issuance of the shares to bring about its approval.
The Board of Directors recommends that you vote “FOR” the adjournment proposal.

PRINCIPAL STOCKHOLDERS
     The following table shows the number of shares of the Company’s Common Stock beneficially owned as of October 15, 2005 by:
•	each person or entity that we believe beneficially owns more than 5% of the Common Stock;

•	each director;

•	each of the Company’s Named Executive Officers; and

•	the directors and executive officers as a group.
     Unless otherwise indicated (i) the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is 2092 Gaither Road, Rockville, Maryland 20850-4013.

	Number of	Percent
	Shares	of
	Beneficially	Shares
Name of Beneficial Owner	Owned	Outstanding(1)
Austin W. Marxe and David M. Greenhouse (2)	10,728,923	30.9%
FMR Corp. (3)	2,347,404	6.8
Kopp Investment Advisors, LLC (4)	4,003,650	11.5
Lawrence S. Barker (5)	722,016	2.1
Donald E. Clarke(6)	135,416	*
Wayne R. Fuller (7)	445,738	1.3
Mark Skurla (8)	19,444	*
Edward L. Glotzbach (9)	47,916	*
Edward H. Kennedy (10)	47,916	*
Peter J. Minihane (11)	549,475	1.6
William J. Smith (12)	135,837	*
William H. Washecka (13)	64,584	*
All executive officers and directors as a group (9 persons) (14)	2,168,342	6.3

*	Less than 1%.

(1)	As of October 15, 2005, we had outstanding 34,676,341 shares of Common Stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock, which that person could purchase by exercising outstanding options and options which will become exercisable within 60 days of October 15, 2005, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Consists of (i) 1,926,881 shares of Common Stock and 2,893,207 shares of Common Stock issuable upon the conversion of $4,195,151 in principal amount of Notes owned by Special Situations Fund III, L.P., (ii) 586,725 shares of Common Stock and 880,966 shares of Common Stock issuable upon the conversion of $1,277,401 in principal amount of Notes owned by Special Situations Cayman Fund, L.P., (iii) 980,786 shares of Common Stock, 2,541,614 shares of Common Stock issuable upon the conversion of $3,685,340 in principal amount of Notes and 122,356 shares of Common Stock issuable upon the exercise of warrants owned by Special Situations Private Equity Fund, L.P., (iv) 26,019 shares of Common Stock, 89,856 shares of Common Stock issuable upon the conversion of $130,291 in principal amount of Notes and 5,813 shares of Common Stock issuable upon the exercise of warrants owned by Special Situations Technology Fund, L.P., and (v) 154,081 shares of Common Stock, 490,909 shares of Common Stock issuable upon the conversion of $711,818 in principal amount of Notes and 29,710 shares of Common Stock issuable upon the exercise of warrants owned by Special Situations Technology Fund II, L.P. MGP Advisors Limited (“MGP”) is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SST Advisers, L.L.C. (“SSTA”) is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM, SSTA and MG. Through their control of MGP, AWM SSTA and MG, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. The principal business address for Messrs. Marxe and Greenhouse is 153 East 53rd Street, 55th Floor, New York, New York 10022.

(3)	Fidelity Management and Research Company, a wholly owned subsidiary of FMR Corp. and an investment advisor, is the beneficial owner of 2,264,102 shares as a result of acting as investment advisor to various investment companies. Edward C. Johnson III, FMR Corp. and the funds each has sole power to dispose of the shares. Neither FMR Corp. nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power resides with its board of trustees. Fidelity Management and Trust Company is the beneficial owner of 83,302 shares. Edward C. Johnson III, a wholly owned subsidiary of FMR Corp., and FMR Corp. each has sole dispositive and voting power over such shares. The address of these beneficial owners is 82 Devonshire Street, Boston, MA 02109.

(4)	Kopp Investment Advisors has sole voting power with respect to 3,235,900 of such shares, sole dispositive power over 1,000,000 of such shares and shared dispositive power over 3,000,650. All such shares are deemed beneficially owned by Kopp Investment Advisors, Kopp Holding Company LLC, Kopp Holding Company and LeRoy C. Kopp. The address of these beneficial owners is 7701 France Avenue South, Suite 500, Edina, MN 56435.

(5)	Represents 99,885 shares of Common Stock and 622,131 shares of Common Stock issuable upon exercise of options.

(6)	Represents 135,416 shares of Common Stock issuable upon exercise of options.

(7)	Represents 7,596 shares of Common Stock and 438,142 shares of Common Stock issuable upon exercise of options.

(8)	Represents 19,444 shares of Common Stock issuable upon exercise of options.

(9)	Represents 47,916 shares of Common Stock issuable upon exercise of options.

(10)	Represents 47,916 shares of Common Stock issuable upon exercise of options.

(11)	Represents 68,623 shares of Common Stock and 480,852 shares of Common Stock issuable upon exercise of options.

(12)	Represents 28,504 shares of Common Stock and 107,333 shares of Common Stock issuable upon exercise of options.

(13)	Represents 64,584 shares of Common Stock issuable upon exercise of options.

(14)	Includes an aggregate of 1,963,734 shares of Common Stock issuable upon exercise of options.

STOCKHOLDER PROPOSALS
     Pursuant to Rule 14a-8 promulgated under the Exchange Act, the Company’s stockholders may present proposals for inclusion in the Company’s proxy statement for consideration at the 2006 annual meeting of the Company’s stockholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8 and must be received by the Company at the address appearing on the first page of this proxy statement by November 22, 2005 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.
     The Company’s by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to the Company’s secretary not less than 60 days and not more than 90 days before the anniversary of the prior year’s meeting. A stockholder must submit a matter to be raised at the Company’s 2006 annual meeting of stockholders on or after February 25, 2006, but not later than March 27, 2006. The written notice should be sent to the Company’s Secretary, Donald E. Clarke, 2092 Gaither Road, Rockville, MD 20850, and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on the Company’s books and the number of shares of the Company’s Common Stock the stockholder beneficially owns.
     SEC rules set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting.

OTHER MATTERS
     The Company’s Board of Directors knows of no other business which will be presented to stockholders at the Special Meeting. If any other business is properly brought before the Special Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies, including any adjournment or postponement of the Special Meeting.
     It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.
     We have filed an Annual Report on Form 10-K and an amendment to that annual report for the year ended December 31, 2004 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K, together with the amendment, by writing to the Company’s Chief Financial Officer, at Visual Networks, Inc., 2092 Gaither Road, Rockville, Maryland 20850-4013. Our Form 10-K, together with the amendment, is also available through the Company’s website at www.visualnetworks.com.
By Order of the Board of Directors,
/s/ Donald E. Clarke
Donald E. Clarke
Secretary
Rockville, Maryland
October                 , 2005
THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

ANNEX A
FORM OF SENIOR SECURED CONVERTIBLE NOTE
THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.
5% SENIOR SECURED CONVERTIBLE NOTE

US$_______________	August 8, 2005
          FOR VALUE RECEIVED, Visual Networks, Inc., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of _________ (the “Holder”), having an address at _________ , at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of One _________ United States Dollars ($_________), together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to five percent (5.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 5% Senior Secured Convertible Note (the “Note”) is converted into Common Stock as provided herein or indefeasibly and irrevocably paid in full by the Company. Simple interest on this Note shall accrue semi-annually and shall be payable semi-annually on the last day of June and December of each year (each, an “Interest Payment Date”), commencing on December 31, 2005, to the Holder of record on the immediately preceding June 15 or December 15, as applicable (each, an “Interest Record Date”). Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on December 31, 2007 (the “Stated Maturity Date”). Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.
          In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of twelve percent (12%) until paid in full. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.
          This Note is one of a series of Notes (the “Company Notes”) of like tenor in an aggregate principal amount of Ten Million United States Dollars ($10,000,000) issued by the Company pursuant to the terms of the Purchase Agreement (as defined below).

     1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:
          “Additional Rights” has the meaning set forth in Section 5 hereof.
          “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.
          “Approval Date” means the date, if any, on which the Company’s stockholders approve the Proposal at the Stockholders Meeting as contemplated by the Purchase Agreement.
          “Board” shall mean the Board of Directors of Company.
          “Business Day” other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
          “Change of Control” means, at any time (i) any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) under the Exchange Act, or any successor provision thereto, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company; or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person; or (iv) any “change of control” or similar event under any loan agreement, mortgage, indenture or other agreement relating to any indebtedness for borrowed money of the Company shall occur; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the stockholders of the Company was proposed by a vote of the majority of directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.
          “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company or any securities into which shares of Common Stock may be reclassified after the date hereof.
          “Company” has the meaning set forth in the first paragraph hereof.
          “Company Notes” has the meaning set forth in the third paragraph hereof.
          “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Conversion Option” has the meaning set forth in Section 6(a) hereof.

          “Conversion Price” shall mean initially $1.45 per share, subject to adjustment as provided in Section 6.
          “Convertible Securities” has the meaning set forth in Section 5 hereof.
          “Event of Default” has the meaning set forth in Section 6 hereof.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Excluded Issuances” has the meaning set forth in Section 5(j) hereof.
          “Hedging Agreement” means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.
          “Holder” has the meaning set forth in the first paragraph hereof.
          “Indebtedness” means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.
          “Interest Payment Date” has the meaning set forth in the first paragraph hereof.
          “Interest Record Date” has the meaning set forth in the first paragraph hereof.
          “Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.
          “Investors” has the meaning set forth in the Purchase Agreement.

          “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).
          “Majority Holders” has the meaning set forth in Section 10 hereof.
          “Mandatory Termination Date” has the meaning set forth in Section 6(a) hereof.
          “Market Price”, as of a particular date (the “Valuation Date”), shall mean the following with respect to any class of securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the closing bid price of one share of such security on such exchange on the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing bid price of such security in the most recent ten (10) trading sessions during which such security has traded; (B) if such security is then included in The Nasdaq Stock Market, Inc., including the Nasdaq SmallCap Market (“Nasdaq”), the Market Price shall be the closing bid price of one share of such security on Nasdaq on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; (C) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the closing sale price of one share of such security on the Over-the-Counter Bulletin Board on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; or (D) if such security is then included in the “pink sheets,” the Market Price shall be the closing sale price of one share of such security on the “pink sheets” on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded.
          “Note” has the meaning set forth in the first paragraph hereof.
          “Notice Period” has the meaning set forth in Section 6(a) hereof.
          “Options” has the meaning set forth in Section 5 hereof.
          “Permitted Indebtedness” means:
          (a) Unsecured Indebtedness existing on the Closing Date and refinancings, renewals and extensions of any such Indebtedness if (i) the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended (ii) if the principal amount thereof or interest payable thereon is not increased, and (iii) the terms thereof are not less favorable to the Company or the Subsidiary incurring such Indebtedness than the Indebtedness being refinanced, renewed or extended;

          (b) Guaranties by any Subsidiary of any “Permitted Indebtedness” of the Company or another Subsidiary;
          (c) Indebtedness representing the deferred purchase price of property and capital lease obligations which collectively does not exceed $1,000,000 in aggregate principal amount; and
          (d) Indebtedness of the Company to any wholly owned Subsidiary and Indebtedness of any wholly owned Subsidiary to the Company or another wholly owned Subsidiary which constitutes “Permitted Indebtedness.”
          “Permitted Investments” means:
          (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof;
          (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and
          (c) commercial paper rated A-1 or better or P-1 by Standard & Poor’s Ratings Services or Moody’s Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.
          “Permitted Liens” means:
               (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established on the Company’s books and records in accordance with U.S. generally accepted accounting principles, consistently applied;
               (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings;
               (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
               (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Subsidiaries; and
               (f) Liens granted to secure the obligations of the Company or any Subsidiary under any Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness” provided the Lien is limited to the property acquired or so financed.
          “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
          “Prepayment Date” has the meaning set forth in Section 3(b) hereof.
          “Purchase Agreement” shall mean the Purchase Agreement, dated as of August 5, 2005, and as that agreement may be amended from time to time, by and among the Company and the Investors.
          “Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of August 8, 2005, and as that agreement may be amended from time to time, by and among the Company and the Investors.
          “Redemption Option” has the meaning set forth in Section 6(a) hereof.
          “Registration Condition” has the meaning set forth in Section 6(d) hereof.
          “Repurchase Date” has the meaning set forth in Section 4 hereof.
          “Repurchase Notice” has the meaning set forth in Section 4 hereof.
          “Repurchase Price” has the meaning set forth in Section 4 hereof.
          “Restricted Payment” has the meaning set forth in Section 7 hereof.
          “Stated Maturity Date” has the meaning set forth in the first paragraph hereof.
          “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.
          “Trading Condition” has the meaning set forth in Section 6(c) hereof.
          “Trading Day” means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc. or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on Nasdaq or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on Nasdaq or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

          “Trigger Issuance” has the meaning set forth in Section 5(i) hereof.
     2. Purchase Agreement. This Note is one of the several 5% Senior Secured Convertible Notes of the Company issued pursuant to the Purchase Agreement. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any Person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.
     3. No Right of Prepayment or Redemption.
          (a) Except as provided in Section 3(b) or in Section 6 hereof, this Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.
          (b) In the event that the aggregate principal amount of outstanding Company Notes held by the Holder or its Affiliates is less than $1,000,000, the Company may prepay this Note and all other Company Notes held by the Holder and its Affiliates, in whole but not in part, without the prior written consent of the Holder or its Affiliates at 105% of the principal amount to be repaid together with all accrued and unpaid interest due hereon; provided, however, that no prepayment shall be made unless the Registration Condition is satisfied. Any such prepayment shall be made on not less than thirty (30) days prior written notice provided to the Holder hereof, which notice shall specify the prepayment date on which such prepayment will be made (the “Prepayment Date”). The Company shall not have the right to set off or otherwise deduct from amounts payable by it hereunder any amounts whether liquidated or unliquidated, which the Holder or any of its Affiliates may owe to the Company, which right is hereby expressly waived to the maximum extent permitted by applicable law. Notwithstanding the giving of any prepayment notice pursuant to this clause (b), this Note shall continue to be convertible into shares of Common Stock as provided in Section 5 until the close of business on the Prepayment Date or such later time as the prepayment is effected.
     4. Repurchase of the Note at the Option of the Holder Upon Change of Control.
          (a) If a Change of Control occurs, this Note shall be purchased by the Company, at the option of the Holder thereof, at a cash purchase price equal to (i) if the Change of Control occurs on or prior to the Approval Date, the higher of (A) the result obtained by multiplying (1) the number of Conversion Shares then issuable under this Note, assuming that the Note is fully convertible(including any accrued interest thereon), by (2) the per share price paid by the acquirer in any transaction specified in clauses (i), (ii) or (iii) of the definition of “Change of Control” or (B) 110% of the principal amount of this Note, (ii) 110% of the principal amount of this Note if the Change of Control occurs after the Approval Date and on or prior to the first anniversary of the Closing Date, (iii) 105% of the principal amount of this Note if the Change of Control occurs after both (A) the Approval Date and (B) the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date and (iii) 100% of the principal amount of this Note if the Change of Control occurs after both (A) the Approval Date and (B) the second anniversary of the Closing Date, plus, in each case (other than clause (i)(A)

above), accrued and unpaid interest (the “Repurchase Price”) to, but not including, the date that is 30 days following the date of the notice of a Change of Control delivered by the Company pursuant to clause (b) below (the “Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in clause (c) below. If the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the holder of record on the corresponding Interest Record Date and the Repurchase Price shall not include accrued interest.
          (b) No later than 30 days after the occurrence of a Change of Control, the Company shall give written notice thereof to the Holder, which notice shall include a form of repurchase notice to be completed by the Holder and shall (i) state briefly, the events causing a Change of Control and the date of such Change of Control, (ii) specify the Repurchase Price and (iii) the Repurchase Date.
          (c) The Holder may exercise its rights specified in this Section 4 upon delivery to the Company of (i) a written notice of purchase (a “Repurchase Notice”) to the Company at any time on or prior to 5:00 p.m., New York time, on the Repurchase Date stating the portion of the Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Note shall be purchased by the Company as of the Repurchase Date and (ii) this Note.
          (d) In the event that this Note is repurchased in part, upon surrender of this Note, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unpurchased portion of the Note surrendered.
     5. Conversion Rights.
          (a) Prior to the Approval Date, this Note shall not be convertible. From and after the Approval Date and subject to and upon compliance with the provisions of this Note, prior to the Stated Maturity Date, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect. The rights of conversion set forth in this Section 5 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Common Stock and by surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company’s receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.
          (b) Promptly after receipt of the written notice referred to in Section 5(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than three (3) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the Company and this Note shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost security affidavit has been delivered to the Company), and at such time, the rights of the Holder shall cease with respect to the principal amount of the Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.
          (c) No fractional shares shall be issued upon any conversion of this Note into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 5(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Common Stock. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.
          (d) If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter converting this Note shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if the Note had been converted immediately prior to such event upon payment of a Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder, without regard to any conversion limitation specified in this Section 5. Such adjustments shall be made successively whenever any event listed above shall occur.
          (e) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of this Note such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, without regard to any conversion limitation specified in Section 5, and the other obligations under this Note. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.
          (f) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 5(d)), or subscription rights or Notes, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or Notes, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.
          (g) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.
          (h) In the event that, as a result of an adjustment made pursuant to this Section 5, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.
          (i) Except as provided in Section 5(j) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 5(i)(i) through 5(i)(viii) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Conversion Price =	(A x B) + D

A+C
                    where
                    “A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;
                    “B” equals the Conversion Price in effect immediately preceding such Trigger Issuance;
                    “C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and
                    “D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;
provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.
          For purposes of this subsection (i), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (i), other than Excluded Issuances (as defined in subsection (j) hereof).
          For purposes of this Section 5(i), the following subsections (i)(i) to (i)(viii) shall also be applicable (subject, in each such case, to the provisions of Section 5(j) hereof):
               (i) In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any Notes or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such Notes, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Market Price of the Common Stock immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 5(i)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.
               (ii) In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price of the Common Stock immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 5(i)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 6(i).
               (iii) Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 5(i)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 5(i)(i) or 5(i)(ii), or the rate at which Convertible Securities referred to in subsections 5(i)(i) or 5(i)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the

Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 5(i) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 5(i) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.
               (iv) Subject to the provisions of this Section 5(i), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.
               (v) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.
               (vi) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
               (vii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (i).
               (viii) Notwithstanding any other provision in Section 5(i) to the contrary, if a reduction in the Conversion Price pursuant to Section 5(i) (other than as set forth in this clause (viii)) would require the Company to obtain stockholder approval of the transactions contemplated by the Purchase Agreement pursuant to Nasdaq Marketplace Rule 4350(i) and such stockholder approval has not been obtained, (i) the Conversion Price shall be reduced to the maximum extent that would not require stockholder approval under such Rule, and (ii) the Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Conversion Price adjustment.
          (j) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board or the compensation committee of the Board, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof, (C) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Note) (collectively, “Excluded Issuances”).
          (k) In case at any time:
               (i) the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

               (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or
               (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;
then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least 20 Business Days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 5(k) and (b) in the case of any event set forth in clause (iii) of this Section 5(k), at least 20 Business Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 5(k).
          (l) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.
          (m) The Company shall at all times to reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

          (n) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.
          (o) The Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.
          (p) To the extent permitted by applicable law and the listing requirements of the Nasdaq Stock Market and any exchange on which the Common Stock is then listed, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Holder at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.
          (q) Notwithstanding anything to the contrary contained herein, prior to receipt by the Company of stockholder approval of the Proposal as contemplated by the Purchase Agreement, the number of Conversion Shares that may be acquired by the Holder upon any conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 19.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 5 of this Note. This restriction may not be waived.
     6. Mandatory Redemption or Conversion Right.
          (a) Provided that the Trading Condition and the Registration Condition are satisfied and provided that the Company simultaneously gives a similar notice to all holders of Company Notes, the Company, upon thirty (30) days prior written notice (the “Notice Period”) given to the Holder, may (i) redeem the portion of this Note specified in subsection (b) below (the “Redemption Option”) or (ii) effect the mandatory conversion of the portion of this Note specified in subsection (b) below (the “Conversion Option”), in each case effective as of the close of business on last day of the Notice Period (the “Mandatory Termination Date”).

          (b) In any three-month period no more than the lesser of (i) 20% of the original principal amount of this Note or (ii) the remaining outstanding principal amount of this Note, may be redeemed or mandatorily converted pursuant to Section 6(a) by the Company and the Company may not redeem or effect the mandatory conversion of any additional principal amount of this Note in any subsequent three-month period unless all of the conditions specified in this Section 6 are again satisfied (including without limitation, the Trading Condition and the Registration Condition) at the time that any subsequent notice or during the applicable Notice Period, as applicable.
          (c) As used herein, the “Trading Condition” shall mean that the closing bid price of a share of Common Stock as traded on the Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) has equaled or exceeded $3.75 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for a period of twenty (20) consecutive Trading Days commencing any time after the first anniversary of the Closing Date and ending on the Business Day immediately preceding the giving of the notice specified in subsection (a) above.
          (d) As used herein, “Registration Condition” shall mean that at all times during the applicable Notice Period, all of the shares of Common Stock issuable hereunder either (A) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which has not been suspended and for which no stop order is in effect, and pursuant to which the Holder is able to sell such shares of Common Stock at all times during the applicable Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement).
          (e) From and after such Mandatory Termination Date the portion of this Note so redeemed or mandatorily converted shall cease to accrue interest, shall cease to be outstanding and shall represent only the right (i) to receive payment of the principal amount and interest accrued on the portion of this Note so redeemed as of the Mandatory Termination Date, in the case of the exercise of the Redemption Option to (ii) to receive shares of Common Stock in respect of that portion of this Note so mandatorily converted upon compliance with the provisions of Sections 5(a) and (b) hereof, in the case of the Company’s exercise of the Conversion Option.
          (f) Notwithstanding the Company’s exercise of the Redemption Option, this Note shall continue to be convertible into shares of Common Stock as provided in Section 5 prior to the close of business on the Mandatory Termination Date.
     7. Covenants.
          (a) So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:
               (i) The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.
               (ii) The Company shall promptly notify the Holder in writing of (A) any change in the business or the operations the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and (B) any information which indicates that any financial statements which are the subject of any representation contained in the Transaction Documents, or which are furnished to the Holder pursuant to the Transaction Documents, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.
               (iii) The Company shall promptly notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.
               (iv) The Company shall promptly notify the Holder of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency against the Company or any Subsidiary or to which the Company or any Subsidiary may be subject which alleges damages in excess of One Hundred Thousand United States Dollars ($100,000).
               (v) The Company shall promptly notify the Holder of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary is a party which default could reasonably be expected to have a Material Adverse Effect.
               (vi) The Company shall deliver to the Holder, within thirty (30) days after the end of each fiscal quarter, a certificate signed by either the Chief Executive Officer or the Chief Financial Officer of the Company (which shall include an updated perfection certification) as to such officer’s knowledge, of the Company’s compliance with all conditions and covenants under the Transaction Documents (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default exists, such officer shall specify the nature thereof.
               (vii) The Company shall and shall cause each Subsidiary to promptly take any and all actions necessary to execute any definitive documentation (which documentation shall include customary representations, warranties, covenants, conditions and agreements, and any UCC financing statements) reasonably requested by the Holder, for obtaining the benefits of the Security Agreement, subject to the terms and conditions stated therein.

               (viii) The Company shall and shall cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.
               (ix) The Company shall and shall cause each Subsidiary to all times maintain with financially sound and reputable insurance companies insurance covering its assets and its businesses in such amounts and covering such risks (including, without limitation, hazard, business interruption and public liability) as is consistent with sound business practice and as may be obtained at commercially reasonable rates. The insurance policies will comply with the provisions of Section 11 of the Security Agreement.
               (x) The Company shall and shall cause each Subsidiary to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
               (xi) The Company shall and shall cause each Subsidiary to use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition and use commercially reasonable efforts to make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted.
               (xii) The Company shall deliver to the Holder as soon as reasonably practicable but in any event within three (3) Business Days, upon receipt or delivery, copies of any and all material notices and other material communications from and to any federal or state regulatory body with jurisdiction over the products, business and/or processes of the Company or any Subsidiary (i) with respect to products or practices and (ii) with respect to any Intellectual Property with counsel to the Company or any Subsidiary (including any non-infringement opinions of counsel or advisors to the Company or any Subsidiary or any other Person), the United States Patent & Trademark Office and any other Person. The Company shall and shall cause each Subsidiary to as soon as reasonably practicable, notify the Holder of any infringement or threatened infringement of its Intellectual Property may at any time come to its notice.
               (xiii) At its own expense, the Company shall and shall cause each Subsidiary to make, execute, endorse, acknowledge file and/or deliver any documents and take all actions necessary or required to maintain its ownership rights in its Intellectual Property, including, without limitation, (i) any action reasonably required to protect the Intellectual Property in connection with any infringement, suspected infringement, passing off, act of unfair competition or other unlawful interference with the rights of the Company or any Subsidiary in and to such Intellectual Property, and (ii) any registrations with the United States Patent & Trademark Office and any corresponding foreign patent and/or trademark office required for the Company or any Subsidiary to carry on its business as presently conducted and as presently proposed to be conducted. Except for non-exclusive licenses granted in the ordinary course of business, the Company shall not and shall cause each Subsidiary not to transfer, assign or otherwise convey the Intellectual Property, any registrations or applications thereof and all goodwill associate therewith, to any person or entity.
               (xiv) Promptly after the occurrence thereof, the Company shall and shall cause each Subsidiary to inform the Holder of all material developments, including without limitation (i) entering into material agreements outside the ordinary course of business consistent with past practice, (ii) any issuance of debt securities by the Company or any Subsidiary, (iii) the incurrence of any Indebtedness by the Company or any Subsidiary, (iv) a change in the number of the Board of Directors of the Company, (v) a sale, lease or transfer of any material portion of the assets of the Company or any Subsidiary and (v) any change in ownership of any Subsidiary (specifying the details of any such change, including the identity and ownership amount of any new owner).
          (b) So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:
               (i) The Company shall not and shall cause each Subsidiary not to create, incur, guarantee, issue, assume or in any manner become liable in respect of any Indebtedness, other than Permitted Indebtedness.
               (ii) The Company shall not and shall cause each Subsidiary not to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than (i) Liens created pursuant to the Security Agreement and (ii) Permitted Liens. The Company shall not be bound by any agreement which limits the ability of any Company to grant Liens.
               (iii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates other than a wholly owned Subsidiary.
               (iv) The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, declare or pay any dividends on account of any shares of any class or series of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or pay any interest, premium if any, or principal of any Indebtedness or redeem, retire, defease, repurchase or otherwise acquire any Indebtedness (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing (each of the foregoing is herein called a “Restricted Payment”); provided, that (i) the Company may make payments of interest, premium if any, and principal of the Notes in accordance with the terms hereof and (ii) provided that no Event of Default or event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing, the Company and its Subsidiaries may make regularly scheduled payments of interest and principal of any Permitted Indebtedness, (iii) any Subsidiary directly or indirectly wholly owned by the Company may pay dividends on its capital stock and (iv) the Company may repurchase capital stock from a former employee in connection with the termination or other departure of such employee, strictly in accordance with the terms of any agreement entered into with such employee and in effect on the Closing Date (as defined in the Purchase Agreement), provided that (A) such repurchase is approved by a majority of the Board, (B) payments permitted under this clause (iv) shall not exceed $1,000,000 in the aggregate, and (C) no such payment may be made if an Event of Default or an event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing or would result from such payment.
               (v) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, engage in any business other than the business of developing, marketing, selling and licensing of network and application performance management solutions.
               (vi) The Company shall not and shall cause each Subsidiary not to make or own any Investment in any Person, including without limitation any joint venture, other than (A) Permitted Investments, (B) operating deposit accounts with banks, (C) Hedging Agreements entered into in the ordinary course of the Company’s financial planning and not for speculative purposes and (D) investments by the Company in the capital stock of any wholly owned Subsidiary.
               (vii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company or any Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any Subsidiary to any Person in connection with such lease.
               (viii) The Company shall not and shall cause each Subsidiary not to settle, or agree to indemnify or defend third parties against, any material lawsuit, except as may be required by judicial or regulatory order or by agreements entered into prior to the date hereof on a basis consistent with past practice. A material lawsuit shall be any lawsuit in which the amount in controversy exceeds $250,000. The provisions of this Section 7(b)(viii) shall not apply to commercial indemnities entered into by the Company or any Subsidiary in the ordinary course of business consistent with past practices.
               (ix) The Company shall not and shall cause each Subsidiary not to amend its bylaws, certificate of incorporation or other charter document in a manner adverse to the Holder.

     8. Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:
          (a) the failure of the Company to make any payment of principal on this Note when due, whether at maturity, upon acceleration or otherwise;
          (b) the failure of the Company to make any payment of interest on this Note, or any other amounts due under the other Transaction Documents (as defined under the Purchase Agreement) when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;
          (c) the Company and/or its Subsidiaries fail to make a required payment or payments on Indebtedness of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount and such failure continues for more than ten (10) days;
          (d) there shall have occurred an acceleration of the stated maturity of any Indebtedness of the Company or its Subsidiaries of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration);
          (e) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;
          (f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds Two Hundred Fifty Thousand United States Dollars ($250,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged; provided, however, that a judgment that provides for the payment of royalties subsequent to the date of the judgment shall be deemed to be discharged so long as the Company or the Subsidiary affected thereby is in compliance with the terms of such judgment;
          (g) the Company is in breach of the requirements of Section 7(b) hereof;

          (h) if any representation or statement of fact made in any Transaction Document or furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished;
          (i) any Liens created by the Security Agreement shall at any time not constitute a valid and perfected first priority Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Holders, free and clear of all other Liens (other than Permitted Liens), or any of the security interests granted pursuant to the Security Agreement shall be determined to be void, voidable, invalid or unperfected, are subordinated or are ineffective to provide the Holder with a perfected, first priority security interest in the collateral covered by the Security Agreement, free and clear of all other Liens (other than Permitted Liens) or, except for expiration or termination in accordance with their terms, the Security Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof or any other Transaction Documents shall be contested by the Company;
          (j) if the Company fails to observe or perform in any material respect any of its covenants contained in the Transaction Documents (other than any failure which is covered by Section 8(a), (b) or (g)), and such failure continues for thirty (30) days after receipt by the Company of notice thereof; or
          (k) the Company’s stockholders shall fail to approve the Proposal on or prior to December 6, 2005.
          Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (d) and (f) through (k), and (B) automatically, with respect to (e). Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys’ fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder’s rights and remedies hereunder and under the other Transaction Documents.
     9. No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.
     10. Amendments in Writing. Any term of this Note may be amended or waived upon the written consent of the Company and the holders of Company Notes representing at least 50% of the principal amount of Company Notes then outstanding (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all outstanding Company Notes; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) change the Stated Maturity Date of this Note, (ii) reduce the principal amount of this Note or the interest rate due hereon, (iii) change the Conversion Price or (iv) change the place of payment of this Note. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.
     11. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.
     12. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
     13. Secured Obligation. This Note is one of the Notes referred to in the Security Agreement and is secured by the collateral described therein. The Security Agreement grants the Holder certain rights with respect to such collateral upon an Event of Default.
     14. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     15. Costs. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.
     16. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.
     17. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Company has caused this 5% Senior Secured Convertible Note to be signed in its name effective as of the date first above written.

VISUAL NETWORKS, INC.
By:
Name:
Title:

INTERNET ACCESS IS HERE!
Visual Networks, Inc. is pleased to announce that registered stockholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at:
http://www.equiserve.com
In order to access your account and request your temporary password (or PIN), you will need your Social Security number, and Issue ID (VSUCM). Please click on the “Account Access” tab and follow the instructions for receiving a new password and a temporary password will be mailed to your address of record.

DETACH HERE	ZVSUC2
PROXY
VISUAL NETWORKS, INC.
2092 Gaither Road
Rockville, Maryland 20850-4013
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
     The undersigned hereby appoints Lawrence S. Barker and Donald E. Clarke, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Visual Networks, Inc. (the “Company”) held of record by the undersigned on October 20, 2005, at the Special Meeting of Stockholders to be held on December 2, 2005, at 10:00 a.m., local time, at the offices of DLA Piper Rudnick Gray Cary US LLP, 1200 19th Street, N.W., Washington, D.C., 20036, and any adjournment thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. NO PROXY THAT IS SPECIFICALLY MARKED “AGAINST” ISSUANCE OF THE SHARES WILL BE VOTED IN FAVOR TO GRANT DISCRETIONARY AUTHORITY TO THE PROXY HOLDERS TO ADJOURN THE SPECIAL MEETING, UNLESS IT IS SPECIFICALLY MARKED “FOR” THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO THE PROXY HOLDERS TO ADJOURN THE SPECIAL MEETING.
     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE	CONTINUED AND TO BE SIGNED	SEE
REVERSE	ON REVERSE	REVERSE
SIDE	SIDE	SIDE

Visual Networks, Inc.
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694
Your vote is important. Please vote immediately.

Vote-by-Internet :		Vote-by-Telephone

Log on to the Internet and go to http://www.eproxyvote.com/vnwk	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR	ZVSUC1
PROXY CARD BY MAIL
#VSU

☒	Please mark votes as in this example.

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of shares of the Company’s Common Stock upon conversion of the Company’s 5% Senior Secured Convertible Notes due December 31, 2007.	☐	☐	☐

2.	To grant discretionary authority to proxy holders to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.	☐	☐	☐

3.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement of the special meeting including potential adjournments for the purpose of soliciting additional proxies.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
Please sign exactly as your name appears hereon. Joint owners each should sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date: